EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use, in the registration statement on Form SB-2 of Implantable Vision, Inc., of our report dated November 17, 2005 on our audits of the financial statements of Implantable Vision, Inc. (formerly Baymark Technologies, Inc.) as of July 31, 2005, and the results of its operations and cash flows for the period then ended.


/s/Jaspers + Hall
-----------------------------
Jaspers + Hall, PC
Denver, Colorado

June 29, 2006